UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2006, Ener1, Inc. (the "Company") issued a subordinated, convertible note to its majority shareholder, Ener1 Group, Inc. ("Ener1 Group"), in the principal amount of $3,250,000, which includes a financing fee of $250,000 to Ener1 Group. The net loan proceeds of $3,000,000 will be used for working capital. The note bears interest at the rate of 10% per annum. All interest accrues until the maturity of the note on April 15, 2009, at which time all principal and accrued interest are payable in full. The note is subordinated to the rights of the holders of the Company’s senior secured convertible debentures issued in January 2004 and March 2005, which debentures mature in January and March, 2009, respectively (the "2004 Debentures" and "2005 Debentures," respectively). Once all of the Company's obligations under the 2004 Debentures and 2005 Debentures have been satisfied, the note will be convertible at Ener1 Group's option into shares of the Company’s common stock at the conversion price of $.50 per share. Ener1 Group may accelerate the amounts due under the Note if none of the 2004 or 2005 Debentures are outstanding and certain bankruptcy events occur with respect to the Company.

In connection with the note, the Company issued to Ener1 Group immediately exercisable warrants to purchase up to nine million shares of the Company’s common stock at an exercise price of $.50 per share. These warrants have a five year term.

Ener1 Group owns approximately 90% of the Company’s outstanding common stock and four of the Company’s directors are affiliated with Ener1 Group. The above-described financing transactions were approved by a committee of the independent members of the Company’s board of directors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 of this Current Report on Form 8-Kis incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company issued an aggregate of 16,937,500 shares of its common stock to Ener1 Group puruant to Ener1 Group's exercise of warrants to purchase the Company's common stock. The shares purchased through the warrant exercise transactions, exercise dates and proceeds are set forth in Exhibit 99.1 hereto, which is hereby incorporated into this Current Report on Form 8-K.

In accordance with an agreement between Ener1 Group and the Company dated March 30, 2006, and filed as an exhibit to the Company's Current Report filed on April 5, 2006, following the completion of the warrant exercises listed above, on June 30, 2006, the Company issued an immediately exercisable warrant with a ten year term to Ener1 Group to purchase up to 20,000,000 shares of the Company’s common stock, at $.50 per share.

The sales of the securities described in this Current Report were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as sales not involving a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

July 6, 2006	By:	Ronald N. Stewart

Name: Ronald N. Stewart
Title: Interim Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Shares Issued from Warrant Exercise